Exhibit 10.9

WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Agreement”) is made and entered into as of November [●], 2017 by and between MoviePass, a Delaware corporation (the “Company”), and Helios and Matheson Analytics Inc. (“Helios”). In this Agreement, the Company and the Helios are sometimes referred to singularly as a “party” and collectively as the “parties”.

WHEREAS, on August 15, 2017, Helios and the Company entered into that certain Securities Purchase Agreement, as it was amended on October 6, 2017, pursuant to which Helios will acquire a majority stake in the Company (the “MoviePass SPA”);

WHEREAS, Helios has entered into that certain Securities Purchase Agreement, dated as of November [●], 2017 (the “SPA”) for the purpose of acquiring financing for, among other things, an additional investment in the Company (the “Financing”);

WHEREAS, pursuant to the SPA, the Company is obligated to produce certain deliverables and will execute a Guaranty Agreement guaranteeing Helios’ obligations under the SPA;

WHEREAS, pursuant to the terms of the SPA, the Company is required to waive its right to terminate the MoviePass SPA under Section 7.18 of the MoviePass SPA; and

WHEREAS, pursuant to the terms of the SPA, the Company is required to waive the closing obligations of Helios under Section 6 of the MoviePass SPA.

NOW, THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and for other good and valuable consideration, including the benefits the Company will receive from the Financing, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Waiver.

(a) The Company hereby irrevocably waives its rights to terminate the MoviePass SPA for any reason, including pursuant to Section 7.18 of the MoviePass SPA.

(b) The Company hereby (i) irrevocably waives all closing obligations of Helios set forth in Section 6 of the MoviePass SPA and (ii) covenants to use its commercially reasonable efforts to close the transactions under the MoviePass SPA as soon as practicable.

(c) This Agreement is a one-time waiver and limited to the matters expressly waived herein and should not be construed as an indication that the Company would be willing to agree to any future modifications to or waiver of any of the terms of the MoviePass SPA, or any modifications to or waiver of any default that may exist or occur thereunder. Except as expressly set forth above, the terms and conditions of the MoviePass SPA shall remain in full force and effect and each of the parties reserves all rights with respect to any other matters and remedies

2. Miscellaneous.

(a) This Agreement contains the entire agreement of Helios and the Company with respect to the specific subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such specific matters. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement may not be amended, modified or supplemented, and no provision of this Agreement may be waived, other than by a written instrument duly executed and delivered by a duly authorized officer of each party hereto.

(b) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an action or proceeding to enforce any provisions of this Agreement, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(c) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement to be duly executed on the day and year first above written.

MoviePass Inc.

By:	/s/ Mitch Lowe
Name:	Mitch Lowe
Title:	Chief Executive Officer

3

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Ted Farnsworth
Name:	Ted Farnsworth
Title:	Chief Executive Officer

4